 Exhibit 99.1

For Immediate Release

Contacts:
For CenturyTel Analysts & Investors Tony Davis 318-388-9525 tony.davis@centurytel.com Media Annmarie Sartor 318-388-9671 annmarie.sartor@centurytel.com	For EMBARQ Analysts & Investors Kevin Olin 866-591-1964 investorrelations@embarq.com Media Debra Peterson 913-323-4881 Debra.D.Peterson@embarq.com

CenturyTel and EMBARQ announce name and logo of combined company

Legacy brands to be used during transitional period

MONROE, La. and OVERLAND PARK, Kan., June 2, 2009 -- CenturyTel, Inc. (NYSE: CTL) and EMBARQ Corporation (NYSE: EQ) today announce the selection of CenturyLink as the name of their combined company.

The company will begin operating under the corporate name CenturyLink immediately upon the closing of the transaction.  CenturyLink expects to trade on the New York Stock Exchange under the symbol CTL, the current symbol of CenturyTel, Inc. and will be found on the Internet at www.centurylink.com.

“Our new brand name was selected because our customers and employees told us it reflected a company that is forward-looking and committed to linking the country together,” said Glen F. Post III, who will be chief executive officer of CenturyLink.

“CenturyLink is a company that embodies the idea of ‘moving forward’—helping its customers and employees enjoy the benefit of the latest technologies and excellent customer service through the company’s determination, accessibility and value delivery,” Post said.

Full deployment of the brand is expected to occur in the months following closing.  As markets are converted to the new brand, customers will receive advance notification and CenturyLink will begin to appear on building signage, company vehicles and marketing materials.

To support the new name, Post added that a new logo had been selected to represent the power of connecting people and businesses to each other and to new opportunities, both locally and nationally.

The closing of the merger of the two companies remains subject to the required and pending federal regulatory approval.

Monigle Associates, a brand consulting agency based in Denver, Colo., was a key partner in the development of the brand strategy, name and logo.

About CenturyTel

CenturyTel (NYSE: CTL) is a leading provider of communications, high-speed Internet and entertainment services in small-to-mid-size cities through our broadband and fiber transport networks. Included in the S&P 500 Index, CenturyTel delivers advanced communications with a personal touch to customers in 25 states. Visit us at www.centurytel.com.

About EMBARQ

Embarq Corporation (NYSE: EQ), headquartered in Overland Park, Kansas, offers a complete suite of communications services. EMBARQ has operations in 18 states and is in the Fortune 500(R) list of America's largest corporations. For consumers, EMBARQ offers an innovative portfolio of services that includes reliable local and long distance home phone service, high-speed Internet, wireless, and satellite TV from DISH Network(R) -- all on one monthly bill. For businesses, EMBARQ has a comprehensive range of flexible and integrated services designed to help businesses of all sizes be more productive and communicate with their customers. This service portfolio includes local voice and data services, long distance, Business Class High Speed Internet, wireless, satellite TV from DIRECTV(R), enhanced data network services, voice and data communication equipment and managed network services. For more information, visit embarq.com.

Forward Looking Statements

Except for the historical and factual information contained herein, the matters set forth in this press release, including statements as to the expected benefits of the acquisition such as efficiencies, cost savings, enhanced revenues, growth potential, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as "estimates," "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including receipt of required approvals by regulatory agencies, the possibility that the anticipated benefits from the acquisition cannot be fully realized or may take longer to realize than expected, the possibility that costs or difficulties related to the integration of EMBARQ operations into CenturyTel will be greater than expected, the ability of the combined company to retain and hire key personnel, the impact of regulatory, competitive and technological changes and other risk factors relating to our industry as detailed from time to time in each of CenturyTel's and EMBARQ's reports filed with the Securities and Exchange Commission (SEC). There can be no assurance regarding the timing of the consummation of the merger or that the proposed acquisition will in fact be consummated. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. Unless legally required, CenturyTel and EMBARQ undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.